UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 4, 2011

Angeion Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-13543	41-1579150
(Commission File Number)	(I.R.S. Employer Identification No.)
350 Oak Grove Parkway Saint Paul, MN	55127-8599
Address Of Principal Executive Offices)	(Zip Code)

(651) 484-4874

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 4, 2011, Angeion Corporation (the “Company”) and Robert M. Wolf entered into a letter agreement (the “Offer Letter”) pursuant to which Mr. Wolf agreed to serve as the Company’s Chief Financial Officer and Senior Vice President.  The Company announced Mr. Wolf’s appointment as Chief Financial Officer on May 16, 2011, the first day of his employment, by the press release attached hereto as Exhibit 99.1.

Mr. Wolf, age 42, brings almost 20 years of financial, administrative and public accounting experience to Angeion Corporation.  Prior to joining the Company, Mr. Wolf served as the Chief Financial Officer of Rimage Corporation, a publicly traded manufacturer of digital storage production equipment headquartered in Minneapolis, Minnesota, since February 2003.  In his role as Chief Financial Officer, Mr. Wolf was responsible for the leadership of Rimage’s financial operations, including all aspects of the accounting process, SEC reporting, financial statement preparation and financial and strategic planning.  From September 1997 to February 2003, Mr. Wolf served as Rimage’s Controller and was responsible for leadership and coordination of Rimage’s financial planning and budget management functions.  Prior to joining Rimage, Mr. Wolf was a CPA and audit manager with Deloitte & Touche LLP from March 1995 to September 1997 and a CPA with House, Nezerka & Froelich PA from December 1991 until March 1995.  Mr. Wolf has a masters of business administration degree from the University of Saint Thomas in St. Paul, Minnesota and a bachelors degree in accounting from the University of Minnesota-Duluth.

Under the terms of the Offer Letter, Mr. Wolf will receive an annual base salary of $200,000 and is entitled to earn an annual cash bonus targetted at 25% of his annual base salary based upon achievement of certain objectives in the Angeion 2011 Senior Executive Bonus Program established by the Board of Directors.  Mr. Wolf will also receive a one-time initial award of 25,000 shares of common stock vesting over a three-year period.

The Company also intends to enter into a change in control agreement with Mr. Wolf to be effective when he commences employment with the Company.  Under the terms of the change in control agreement, if Mr. Wolf’s employment is terminated by Angeion without cause or by Mr. Wolf for good reason within 12 months of a change in control, Mr. Wolf would be entitled to 12 months of base salary, plus any unpaid but earned bonuses and additional medical and outplacement payments.

The Compensation Committee recommended, and the Board of Directors approved, the compensation to Mr. Wolf under the Offer Letter.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Effective May 16, 2011, Larry R. Degen will continue his employment with the Company as its Corporate Controller, a non-executive officer position.  Mr. Degen had served as the Company’s Interim Chief Financial Officer prior to the hiring of Mr. Wolf as the Chief Financial Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Angeion Corporation and Robert M. Wolf dated May 4, 2011.
99.1	Angeion Corporation Press Release dated May 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGEION CORPORATION

By:	/s/ Philip I. Smith
Philip I. Smith President and Chief Executive Officer

Date:  May 16, 2011